Exhibit 99.3
(Text of graph posted to Ashland Inc.'s website concerning
 Ashland Aqualon Functional Ingredients Volume in Metric Tons)

Metric Tons (in thousands)*

	2005	2006	2007	2008	2009
January	14.2	12.2	12.8	13.7	11.3
February	14.4	13.4	15.4	16.5
March	13.5	15.2	14.5	18.4
April	16.3	15.5	15.9	16.8
May	15.4	14.6	16.2	18.0
June	16.2	18.0	19.3	21.7
July	14.5	16.7	16.0	15.1
August	14.2	14.8	18.1	17.9
September	15.8	17.5	18.7	20.2
October	16.0	14.1	14.5	13.3
November	15.1	14.6	18.3	15.2
December	14.3	15.2	17.2	15.8

12 Month Rolling Average (in thousands)*

	2005	2006	2007	2008	2009
January	15.2	14.8	15.2	16.5	16.7
February	15.2	14.8	15.4	16.6
March	15.2	14.9	15.3	16.9
April	15.1	14.8	15.5	17.1
May	15.1	14.8	15.5	17.1
June	15.1	14.9	15.6	17.3
July	14.9	15.1	15.5	17.3
August	14.9	15.1	15.8	17.2
September	14.9	15.3	15.9	17.4
October	14.9	15.1	15.9	17.3
November	15.1	15.1	16.3	17.0
December	15.0	15.2	16.4	16.9

*NOTE:  Information from October 2008 and prior represent the pre-acquisition operations of Hercules' Aqualon Group acquired on November 13, 2008.  The 12 month rolling average will continue to include pre-acquisition results through November 2009.